Exhibit 10.12

                       LOAN CLOSING FILE REVIEW AGREEMENT

     This Loan Closing File Review Agreement (the "Agreement"), effective as of August 2, 2005, between the FEDERAL AGRICULTURAL MORTGAGE CORPORATION, an instrumentality of the United States (together with its permitted successors and assigns, "Farmer Mac") and ZIONS FIRST NATIONAL BANK, a national banking association, (together with its permitted successors and assigns, "Zions").

                                    RECITALS

     WHEREAS, Farmer Mac intends to underwrite certain agricultural mortgage loans from time to time from approved sellers (each, a "Seller") of such loans; and
     WHEREAS, Farmer Mac desires to engage Zions to review and close certain submitted loan files (the "Loan Files") on a non-exclusive basis and Zions desires to undertake to review and close such loan files in accordance with the terms of this Agreement. The parties understand that the term "close loan files" refers to the closing of the purchase of a loan identified in the Loan Files by Farmer Mac, not the closing of the loan.
     NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:
     1. Farmer Mac and Zions agree that this Agreement terminates and replaces that Loan File Review and Underwriting Agreement between Farmer Mac and Zions effective December 17, 1996. Farmer Mac and Zions hereby agree to waive any notice of termination requirements set forth in such Loan File Review and Underwriting Agreement.
     2. Farmer Mac agrees to underwrite such Loan Files, which underwriting shall include Farmer Mac's communication of an affirmative credit decision (Preliminary Loan Purchase Approval) to the Seller, obtaining and reviewing the final appraisal, environmental form, and the preliminary title report (with respect to the preliminary title report, Farmer Mac's review shall only relate to the legal description of the real estate and any necessary obligors on the loan).
     3. After Farmer Mac's performance of the items set forth in paragraph 2 herein, Farmer Mac will issue an Instruction Letter to Zions which describes the duties and obligations of Zions with respect to Zions' review and closing of the Loan File. The Instruction Letter shall state that Zions will receive and review the Seller's proposed and final documentation for such Farmer Mac loans (the "Loans" or a "Loan").
     4. Prior to the closing of a Loan, Zions shall receive from the Seller the closing documents required in the Selling Guide and the Instruction Letter. Zions shall review such closing documents in accordance with the following guidelines and shall determine whether the Loan satisfies the requirements of the Selling Guide and the Farmer Mac Instruction Letter.
     5. Zions and Farmer Mac agree that with each review and closing, it will perform the following duties with respect to the loan documents listed in the Instruction Letter, prior to closing or the purchase of loan by Farmer Mac.

     A.   Promissory note with signer(s)

          1. Farmer Mac will supply the legal names of individuals and entities to sign the Promissory Note and any Rate Lock agreement.

          2. Zions shall review the form of the Promissory Note and determine whether the Note includes the individuals and entities as identified by Farmer Mac in the Instruction Letter, whether the Seller has included entity documents indicating who should sign the documents and whether such individuals or entities have executed the documents and whether the terms of the Note correctly conform to the Rate Lock agreement, loan product terms and provisions of the Seller Guide.

     B.   Mortgage or Deed of Trust with signer(s)

          1. Farmer Mac will supply the legal names of individuals and entities to sign Mortgage or Deed of Trust.

          2. Zions shall review the Mortgage or Deed of Trust and determine whether the Mortgage or Deed of Trust contains the individuals and entities as identified by Farmer Mac in the Instruction Letter, whether the Seller has included entity documents indicating who should sign the documents and whether such individuals or entities have executed the documents and whether the Mortgage or Deed of Trust conforms to the provisions of the Seller Guide.

     C.   Legal description to be included in Mortgage or Deed of Trust

          1.   Farmer Mac will  attach a legal  description  to the  Instruction
               Letter.

          2. Zions shall review the Mortgage or Deed of Trust and determine whether the legal description provided by Farmer Mac is included in the proposed Mortgage or Deed of Trust.

     D. Description of any fixtures or non real property to serve as collateral to be included in Mortgage or Deed of Trust or any other Farmer Mac identified security documents.

          Fixtures and non real property collateral shall include, but shall not be limited to the following, if applicable, water rights, certificates, or assignments in form, number and acreage conforming to the underwriter's requirements to be assigned, grazing rights, state grazing leases, BLM permits, certificates, or assignments in form, number and acreages.

          1. Farmer Mac will identify in the Instruction Letter, the specific appraisal and the location in such appraisal of a complete description of all fixtures and non real property to serve as collateral to the Instruction Letter.

          2. Zions shall review the Mortgage or Deed of Trust or other security documents as identified by Farmer Mac to determine that the documents contain a complete description of all fixtures and non real property as identified by the Instruction Letter and the Seller.

          3. The parties understand and agree that the Seller is responsible for determining the documents necessary to perfect such liens.

     E.   Preliminary Title Policy submitted by Seller

          1. Farmer Mac will review the preliminary title policy to determine if information is needed on additional obligors and compare the legal description with that in the appraisal.

          2. Zions shall review the preliminary title report along with any Seller proposed modifications to such report, and determine whether (i) any liens or encumbrances must be removed from title prior to Farmer Mac's purchase of the loan, and (ii) any other requirements must be met in order for Farmer Mac to have a first lien (or other lien position, as specified in the Instruction Letter) on the real property being pledged as collateral, standard exceptions to such title policy excluded. Notwithstanding the foregoing, Farmer Mac agrees that Zions does not in any way guarantee the lien position of Farmer Mac and that the issuer of the Title Insurance Policy will be solely responsible for any claims regarding the priority of Farmer Mac's lien against the real property.

     F.   UCC-1 Financing Statements

          1. Zions shall review any UCC-1 financing statements provided by the Seller to determine whether the general property description set forth in the UCC-1 includes the collateral set forth in the Instruction Letter.

          2. Farmer Mac agrees that Zions is responsible only for a review of the documents provided by the Seller to determine whether the documents contain a general description of the non real property and that the Seller is responsible for determining the documents necessary to perfect such liens and the jurisdiction where such documents should be filed or such liens otherwise perfected.

     G.   Required dairy assignments

          1. Zions shall review any dairy assignment identified in the Instruction Letter and determine whether the dairy assignment is identified in the applicable documents provided by Seller.

          2.   It  is   understood   and   agreed   that  it  is  the   Sellers'
               responsibility to perfect the dairy assignment and ensure all appropriate documents are obtained.



     J.   Hazard Insurance Requirements.

          1. Zions shall determine whether the Hazard Insurance requirements are in accordance with the Instruction Letter that will state the amount of the required coverage (not applicable for land-only transactions).

     K.   HUD 1

          1. Zions shall determine whether the proposed disbursements as per the HUD 1 are in accordance with the items and amounts as listed in the Instructions Letter.

     L.   Closing Instructions

          1. Zions shall review the Seller's closing instructions to the person closing the loan and determine whether such closing instructions are in accordance with the Instruction Letter.

     M.   Closing Protection Letter

          1. Zions shall review and determine if a Closing Protection Letter has been issued by the company providing title insurance for the Loan.


     6. Upon the  review of the  documents  listed in  paragraph  4 herein,  and
Zions' determination that each of the above is in accordance with the Instruction Letter and contains provisions required by the appropriate mortgage purchase program listed in the Instruction Letter, Zions shall notify the Seller of Farmer Mac's agreement to purchase the Loan. In the event Zions determines that any of the documents or items listed in paragraph 4 herein are not in accordance with the Instruction Letter or do not contain provisions required by the appropriate mortgage purchase program listed in the Instruction Letter, Zions shall notify the Seller of all such deficiencies. Zions shall not notify the Seller of Farmer Mac's agreement to purchase the Loan until all such deficiencies are remedied.
     7. Upon notification to Zions by the Seller of Seller's intent to sell the Loan to Farmer Mac, Zions shall notify Farmer Mac of the loan purchase through the Farmer Mac form entitled Notice to Purchase.
     8. Subsequent to Farmer Mac's funding of the Loan purchase, the Seller shall remit a file to Zions containing all documents relating to a consummated mortgage (the "Final Loan File"). Upon receipt of the Final Loan File, Zions shall review such Final Loan File to determine whether each required document, as provided for in the Instruction Letter and the closing instructions, is included in such Final Loan File and is complete and executed in accordance with all applicable requirements.
     9. In the event that Zions discovers a deficiency in the Final Loan File, Zions shall promptly notify the Seller of the deficiency. At that time Zions shall inform the Seller that the Final Loan File will not be considered complete until the missing or corrected documentation is provided to Zions.
     10. Zions hereby agrees to act as custodian of any documents delivered to it hereunder from the date of delivery thereof by the Seller to the date of disposition thereof in accordance with the terms of this Agreement and the Selling Guide. With respect to any documents held by Zions which have been delivered by the Seller but as to which Farmer Mac has not made payment, Zions shall hold such documents as custodian for the Seller. With respect to any documents held by Zions as to which either (i) the Seller has acknowledged receipt of the purchase price or (ii) in the absence of such confirmation, Zions has received confirmation from Farmer Mac's bank that it has wired the funds in the amount of the purchase price to the account specified by the Seller, Zions shall hold such documents as custodian for Farmer Mac in accordance with the terms hereof and of the Selling Guide. Upon receipt of confirmation that a Loan has been purchased by Farmer Mac, Zions shall ship the Final Loan File (to the extent Zions has the documents) to U. S. Bank National Association, in its capacity as Custodian under the Custodial Agreement, or its successor in interest or any successor Custodian.
     Zions agrees to accept and hold all such documents as agent for and on behalf of the Seller or Farmer Mac, as applicable, pursuant to the terms of this Agreement and the Selling Guide, and shall at all times make such documents available to Farmer Mac for the purpose of inspecting such documents. Zions shall neither have nor acquire any liens, rights of ownership or other claims in or to such documents or the related loans except as provided herein.
     11. Zions shall, at all times during the term of this Agreement, hold any documents delivered to it in safekeeping and shall be responsible for their safety. Zions shall segregate such documents and shall not commingle such documents with property of Zions or of other customers of Zions.
     12. Zions shall return any or all of such documents to the Seller as they relate to a loan which has been rejected by Zions or by Farmer Mac, or, with respect to any loan not yet purchased by Farmer Mac, upon the Seller's request.
     13. In the event any property held by Zions hereunder shall be attached, garnished or levied upon under any court order, or if the delivery of such property shall be stayed or enjoined by any court order, or if any court, writ, judgment or decree shall be made or entered affecting such property or affecting any act by Zions, Zions shall obey and comply with all orders, writs, judgments or decrees so entered or issued unless such order, writ, judgment or decrees are being contested in an appropriate judicial proceeding), notwithstanding any provisions of this Agreement to the contrary. If Zions obeys and complies with any such orders, writs, judgments or decrees, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance, notwithstanding that such orders, writs, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.
     14. The parties agree that Farmer Mac will pay Zions, for each completed Loan Closing File Review [material omitted pursuant to a request for confidential treatment and filed separately with the SEC]. Zions shall remit an invoice to Farmer Mac monthly for all Loan Closing File Reviews and Farmer Mac shall promptly pay all amounts set forth on such invoice. Farmer Mac will not pay to Zions any fees or costs relating to the origination, underwriting, closing and approval of any "Zions Proprietary Qualified Loan", as such term is defined in certain letter agreements between Zions and Farmer Mac, or of any loan sold into the Farmer Mac I program by Zions. In addition, in the event that Farmer Mac pays more than [material omitted pursuant to a request for confidential treatment and filed separately with the SEC] on any full-time farm loan to any other person who performs similar duties and obligations for Farmer Mac to those set forth for Zions herein, Farmer Mac shall increase the amount of compensation hereunder to be equal to than the amounts paid to such other person if Zions agrees to accept and perform such additional duties and obligations under this contract as such other person performs under its agreement with Farmer Mac.
     15. Zions shall be liable to Farmer Mac under this Agreement only to the extent of the obligations specifically imposed and undertaken herein. In addition, in the event the Loan File documents contain any errors or omissions that cause any damages or claims to occur, Farmer Mac agrees to pursue the Seller of such Loan File for such damages or claims and shall not pursue or otherwise bring such claims against Zions, unless such claims are the result of Zions' gross negligence, willful malfeasance or bad faith.
     16. Zions will keep in full effect its existence, rights and franchises under the laws of its jurisdiction of organization, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and to perform its duties under this Agreement.
     17. Zions may assign its rights and delegate its duties and obligations under this Agreement, provided that the person accepting such assignment or delegation shall be satisfactory to Farmer Mac, is willing to service the Loans and executes and delivers to Farmer Mac an agreement, in form and substance satisfactory to Farmer Mac, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by Zions under this Agreement. In the case of any such assignment and delegation, Zions shall be released from its obligations under this Agreement, except that Zions shall remain liable for all liabilities and obligations incurred by it hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth herein.
     18. Nothing herein shall relieve Zions of any liability it may have to Farmer Mac as the Seller of any loan.
     19. Neither Zions nor any of its directors, officers, employees or agents shall be under any liability to Farmer Mac for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or the Selling Guide, or for errors in judgment. However, this provision shall not protect Zions or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of disregard of obligations and duties hereunder. Zions and any director, officer, employee or agent may reasonably rely in good faith on any document of any kind prima facie properly, executed and submitted by any Person respecting any matters arising hereunder.
     20. This Agreement may be amended from time to time only by written instrument executed by both parties hereto.
     21. Either party hereto may terminate the provisions of this Agreement relating to Loan File review duties upon 3 months' written notice to the other party hereto.
     22. This Agreement shall be governed by and construed in accordance with federal law. To the extent federal law incorporates state law, that law shall be the laws of the State of New York.
     23. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, to (a) in the case of Zions, One Main Street, Suite 1610, Salt Lake City, Utah, 84111, or such other address as may be hereafter furnished to Farmer Mac by Zions in writing, and (b) in the case of Farmer Mac, 1133 21st Street, NW, Suite 600, Washington, DC, 20036, Attention:
Vice President - Agricultural Credit, with a copy to the Vice President - General Counsel at the same address or such other address as may be hereafter furnished to Zions by Farmer Mac in writing.
     24. If any one or more of the covenants, agreements provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be seemed severable from the remaining, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.
     25. Zions shall not use the information received in connection with its duties under this Agreement with respect to any loan Zions reviews (or the related Borrower) for any purpose other than fulfilling its obligations under this Agreement or as the servicer of such loan after purchase by Farmer Mac.

     26. Arbitration.

Arbitration Disclosures.

1. ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY LIMITED REVIEW BY A COURT.
2. IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.
3.   DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN COURT.
4. ARBITRATORS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR SEEK MODIFICATION OF ARBITRATORS' RULINGS IS VERY LIMITED.
5. A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.
6. ARBITRATION WILL APPLY TO ALL DISPUTES BETWEEN THE PARTIES, NOT JUST THOSE CONCERNING THIS AGREEMENT.
7. IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE AMERICAN ARBITRATION ASSOCIATION.

     (a) Any claim or controversy ("Dispute") between or among the parties and their employees, agents, affiliates, and assigns, including, but not limited to, Disputes arising out of or relating to this agreement, this arbitration provision ("arbitration clause"), or any related agreements or instruments relating hereto or delivered in connection herewith ("Related Agreements"), and including, but not limited to, a Dispute based on or arising from an alleged tort, shall at the request of any party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration Association (the "Administrator"). The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this agreement or Related Agreements. The provisions of this arbitration clause shall supersede any prior arbitration agreement between or among the parties.

     (b) The arbitration proceedings shall be conducted in a city mutually agreed by the parties. Absent such an agreement, arbitration will be conducted in Salt Lake City, Utah or such other place as may be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award issued within 150 days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority to impose sanctions on any party that fails to comply with time periods imposed by the Administrator or the arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of this agreement, this arbitration clause, or Related Agreements, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statute or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any Dispute or defense is barred by a limitations period and, if so, to summarily enter an award dismissing any Dispute or defense on that basis. The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s) may in the arbitrator(s)' discretion and at the request of any party: (1) consolidate in a single arbitration proceeding any other claim arising out of the same transaction involving another party to that transaction that is bound by an arbitration clause with Lender, such as borrowers, guarantors, sureties, and owners of collateral; and (2) consolidate or administer multiple arbitration claims or controversies as a class action in accordance with the provisions of Rule 23 of the Federal Rules of Civil Procedure.

     (c) The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall have expertise in the subject matter of the Dispute. Where three arbitrators conduct an arbitration proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must have expertise in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award to the prevailing party recovery of all costs and fees (including attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant provisional or ancillary remedies including but not limited to an award of injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver.

     (d) Judgement upon an arbitration award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration award is binding upon the parties only if the amount does not exceed Four Million Dollars ($4,000,000.00); if the award exceeds that limit, either party may demand the right to a court trial. Such a demand must be filed with the Administrator within 30 days following the date of the arbitration award; if such a demand is not made within that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees.

     (e) No provision of this arbitration clause, nor the exercise of any rights hereunder, shall limit the right of any party to: (1) judicially or non-judicially foreclose against any real or personal property collateral or other security; (2) exercise self-help remedies, including but not limited to repossession and setoff rights; or (3) obtain from a court having jurisdiction thereover any provisional or ancillary remedies including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before or after initiation of an arbitration proceeding, except to the extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of this arbitration clause. Any party may initiate arbitration with the Administrator. If any party desires to arbitrate a Dispute asserted against such party in a complaint, counterclaim, cross-claim, or third-party complaint thereto, or in an answer or other reply to any such pleading, such party must make an appropriate motion to the trial court seeking to compel arbitration, which motion must be filed with the court within 45 days of service of the pleading, or amendment thereto, setting forth such Dispute. If arbitration is compelled after commencement of litigation of a Dispute, the party obtaining an order compelling arbitration shall commence arbitration and pay the Administrator's filing fees and costs within 45 days of entry of such order. Failure to do so shall constitute an agreement to proceed with litigation and waiver of the right to arbitrate. In any arbitration commenced by a consumer regarding a consumer Dispute, Lender shall pay one half of the Administrator's filing fee, up to $250.

     (f) Notwithstanding the applicability of any other law to this agreement, the arbitration clause, or Related Agreements between or among the parties, the Federal Arbitration Act, 9 U.S.C. Section 1 et seq., shall apply to the construction and interpretation of this arbitration clause. If any provision of this arbitration clause should be determined to be unenforceable, all other provisions of this arbitration clause shall remain in full force and effect.

     IN WITNESS WHEREOF, Farmer Mac and Zions have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year above written.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:  /s/ Michael P. Morris
Its:  Vice President - Agricultural Credit


ZIONS FIRST NATIONAL BANK

By:  /s/ Patrick M. Floyd
Its:  Senior Vice President